SEC13F.LNS              GABELLI ASSET MANAGEMENT COMPANY

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/03
                         RUN DATE: 08/14/03 11:00 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,912

FORM 13F INFORMATION TABLE VALUE TOTAL:   $17,298,515,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887		GABELLI FUNDS, LLC
                  GABELLI SECURITIES, INC.